AMENDMENT NO. 2 TO

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

AMENDMENT NO. 2 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”) dated as of June 5, 2007, among Ferro Finance Corporation (the “Seller”), CAFCO, LLC (the “Investor”), Citibank, N.A., as a Bank (in such capacity, the “Bank”), Ferro Electronic Materials, Inc., as an originator, Ferro Corporation, as an originator (together with Ferro Electronic Materials, Inc., the “Originators”) and as collection agent, and Citicorp North America, Inc., as agent (in such capacity, the “Agent”).

PRELIMINARY STATEMENTS.

(1) The Originators, the Collection Agent, the Seller, the Investor, the Bank and the Agent are parties to an Amended and Restated Receivables Purchase Agreement dated as of June 29, 2006, as heretofore amended (the “Agreement”). Capitalized terms not defined herein are used as defined in the Agreement.

(2) Prior to the date hereof, the Seller has requested that the Bank consent to the extension of the Commitment Termination Date, as contemplated by the definition of such term set forth in Section 1.01 of the Agreement.

(3) The parties hereto, pursuant to Section 10.01 of the Agreement, have agreed to amend the Agreement as set forth herein, and the Bank has agreed to consent to an extension of the Commitment Termination Date to the date set forth herein, in each case subject to the terms and conditions described herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Agreement. Upon effectiveness of this Amendment as provided in Section 2 below:

(a) Clause (y) of the definition of “Assignee Rate” set forth in Section 1.01 of the Agreement is amended by inserting the words “ ‘Revolving Loans’ which are” prior to the words “ ‘LIBO Rate Loans’” therein.

(b) The definition of “Commitment Termination Date” in Section 1.01 of the Agreement is amended by deleting the date “June 5, 2007” therein and replacing it with the date “June 3, 2008”.

(c) The definition of “Credit Agreement” set forth in Section 1.01 of the Agreement is amended and restated to read in its entirety as follows:

“Credit Agreement” means the Credit Agreement dated as of June 6, 2006, among Ferro Corporation and certain of its designated subsidiaries from time to time party thereto, as borrowers, various financial institutions and other persons from time to time party thereto, as lenders, Credit Suisse, Cayman Islands Branch, as term loan administrative agent, National City Bank, as the revolving loan administrative agent and the collateral agent, and Keybank National Association, as the documentation agent, and any credit facility replacing or succeeding thereto, each as the same may be amended, restated, modified or supplemented from time to time, provided, that, for the purposes of determining whether an event of default under the Credit Agreement has occurred as described in Section 7.01(o) hereof, no effect shall be given to any waiver of any breach of any financial covenant contained in the Credit Agreement that has been granted by the lenders party to the Credit Agreement.

(d) Clause (i) of the definition of “Eligible Receivable” set forth in Section 1.01 of the Agreement is amended and restated to read in its entirety as follows:

(i) the Obligor of which is a resident of the United States (including, without limitation, Puerto Rico), Canada, an Approved OECD Country or an Other Approved Jurisdiction, provided that (A) the aggregate Outstanding Balance of all Eligible Receivables having Obligors which are residents of an Approved OECD Country or an Other Approved Jurisdiction may not exceed an amount equal to two times the aggregate of the Loss Reserves for all Receivable Interests at such time, (B) the aggregate Outstanding Balance of all Eligible Receivables having Obligors which are residents of an Other Approved Jurisdiction may not exceed an amount equal to the aggregate of the Loss Reserves for all Receivable Interests at such time, (C) the aggregate Outstanding Balance of all Eligible Receivables having Obligors which are residents of Japan may not exceed $5,000,000, (D) after August 3, 2007, no Receivable with respect to which the billing address of the related Obligor as indicated in the related Contract or invoice is in any State set forth in Schedule V (any such State, a “Subject State”) which Receivable otherwise meets the requirements of this definition shall be an Eligible Receivable unless the Originator of such Receivable shall have submitted to and filed with and paid to the Subject State all items and amounts necessary for such Originator to be duly qualified to do business in good standing in the applicable Subject State, and (E) with respect to each country which is an Other Approved Jurisdiction, the aggregate Outstanding Balance of all Eligible Receivables having Obligors which are residents of such country may not exceed (1) 5% of the then outstanding Capital of all Receivable Interests, at any time that the sovereign long-term debt rating of such country is at least A by S&P and at least A2 by Moody’s, and (2) 3.3% of the then outstanding Capital of all Receivable Interests, at any time that the sovereign long-term debt rating of such country is not at least A by S&P and at least A2 by Moody’s;

(e) Clause (iii) of the definition of “Eligible Receivable” set forth in Section 1.01 of the Agreement is amended by deleting the percentage “10%”, and replacing it with the percentage “15%”.

(f) Clause (v) of the definition of “Eligible Receivable” set forth in Section 1.01 of the Agreement is amended by deleting each occurrence of the number “30” therein, and inserting the number “60” in lieu thereof in each case.

(g) The definition of “Loss Percentage” set forth in Section 1.01 of the Agreement is amended and restated to read in its entirety as follows:

“Loss Percentage” means, as of any date, (I) absent the existence of a Class 2 Special Event, the greatest of (i) the product of (A) two multiplied by (B) the Loss Horizon Factor as of the last day of the most recently ended calendar month multiplied by (C) the highest of the Loss Ratios for the twelve most recently ended calendar months, (ii) four times the Normal Concentration Limit and (iii) 13%, and (II) during the existence of a Class 2 Special Event, the greatest of (i) the product of (A) 2.25 multiplied by (B) the Loss Horizon Factor as of the last day of the most recently ended calendar month multiplied by (C) the highest of the Loss Ratios for the twelve most recently ended calendar months, (ii) five times the Normal Concentration Limit and (iii) 16.25%

(h) The definition of “Undertaking Agreement” set forth in Section 1.01 of the Agreement is amended and restated to read in its entirety as follows:

“Undertaking Agreement” means the Undertaking Agreement dated as of September 28, 2000 made by Ferro Corporation in favor of the Seller, substantially in the form attached hereto as Annex E, as the same may be amended, modified or restated from time to time.

(i) Section 1.01 of the Agreement is amended by inserting each of the following defined terms in alphabetical order:

“State” means one of the fifty states of the United States or the District of Columbia.

“Subject State” has the meaning specified in the definition of “Eligible Receivable” set forth above.

(j) Section 4.01(f) of the Agreement is amended and restated to read in its entirety as follows:

(f) There is no pending or, to Seller’s knowledge, threatened action, investigation or proceeding affecting an Originator or any of its Subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of such Originator and its consolidated Subsidiaries, when taken as a whole, or the ability of the Seller or such Originator to perform their respective obligations under the Transaction Documents, or which purports to affect the legality, validity or enforceability of the Transaction Documents.

(k) Section 4.02(a) of the Agreement is amended and restated to read in its entirety as follows:

(a) The Collection Agent is a corporation duly incorporated, validly existing and in good standing under the laws of Ohio, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified (other than the Subject States, provided, that, the Collection Agent shall promptly obtain such qualification in each of the Subject States, and in any event by December 31, 2007), unless the failure to so qualify would not have a material adverse effect on (i) the interests of the Investors hereunder, (ii) the collectibility of the Receivables Pool, or (iii) the ability of the Collection Agent to perform its obligations hereunder.

(l) Section 4.02(e) of the Agreement is amended by deleting each occurrence of the date “December 31, 2004” therein, and inserting the date “December 31, 2006” in lieu thereof in each case.

(m) Section 4.02(f) of the Agreement is amended and restated to read in its entirety as follows:

(f) There is no pending or, to the knowledge of Collection Agent, threatened action, investigation or proceeding affecting the Collection Agent or any of its Subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Collection Agent and its consolidated Subsidiaries, when taken as a whole, or the ability of the Collection Agent to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement.

(n) Section 5.01(k) of the Agreement is amended by (i) renumbering subclause (xvii) thereof as subclause (xx), and (ii) inserting the following new subclauses (xvii), (xviii) and (xix) immediately following subclause (xvi) thereof:

(xvii) as soon as available and in any event within 50 days after the end of the first three quarters of each fiscal year of Ferro Corporation and within 90 days after the end of each fiscal year of Ferro Corporation, a certificate of the chief financial officer or the treasurer of Ferro Corporation to the effect that, to the best of such officer’s knowledge, Ferro Corporation was in compliance with the financial covenants contained in the Credit Agreement as of the fiscal quarter or fiscal year ended for which such financial statements are being provided pursuant to clause (ix) or (x) of this Section 5.01(k), as applicable, and providing reasonable details of the calculations evidencing Ferro Corporation’s compliance with the financial covenants contained in the Credit Agreement;

(xviii) promptly, and in any event within five Business Days of such event, written notice of the Seller or either Originator no longer being qualified to do business, or in good standing, in any jurisdiction where the nature of its business requires it to be so qualified;

(xix) promptly, and in any event within two Business Days of the reinstatement of Ferro Corporation’s qualification to do business and good standing in any Subject State, a certificate as to the good standing of Ferro Corporation from the Secretary of State or other applicable official of such Subject State; and

(o) Section 7.01(o) of the Agreement is amended by inserting the following parenthetical language immediately prior to the semi-colon at the end of such Section 7.01(o):

(which, as of the date of this Agreement consist of the leverage ratio and the fixed charge coverage ratio contained in Sections 7.2.4(a) and 7.2.4(b) of the Credit Agreement)

(p) The schedules to the Agreement are amended by inserting a Schedule V immediately following Schedule IV to the Agreement, in the form of Schedule V attached to this Amendment.

SECTION 2. Effectiveness. This Amendment shall become effective at such time as: (i) executed counterparts of this Amendment have been delivered by each party hereto to the other parties hereto, (ii) an executed copy of an amendment to the Originator Purchaser Agreement dated as of the date hereof, in form and substance satisfactory to the Agent, has been delivered to the Agent, and (iii) a letter agreement amending that certain Amended Fee Agreement, dated as of June 6, 2006, between Seller and Agent, in form and substance satisfactory to the Agent, shall have become effective.

SECTION 3. Representations and Warranties. Each of the Seller and the Collection Agent makes each of the representations and warranties contained in Sections 4.01 and 4.02, respectively, of the Agreement (after giving effect to this Amendment), except to the extent that such representations and warranties speak specifically to an earlier date, in which case the Seller or Collection Agent, as applicable, represents and warrants that they shall have been true and correct on such date, and for the purpose of making such representations and warranties, (i) each reference in Section 4.01 to “the Transaction Documents” shall include this Amendment and (ii) each reference in Section 4.02 to “this Agreement” shall be deemed to be a reference to both the Agreement and this Amendment.

SECTION 4. Confirmation of Agreement. Each reference in the Agreement to “this Agreement” or “the Agreement” shall mean the Agreement as amended by this Amendment, and as hereafter amended or restated. Except as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

SECTION 5. Confirmation of Undertaking Agreement. Ferro Corporation confirms and agrees that, notwithstanding the effectiveness of this Amendment, the Undertaking Agreement heretofore executed and delivered by it is, and shall continue to be, in full force and effect, and the Undertaking Agreement is hereby ratified and confirmed.

SECTION 6. Costs and Expenses. The Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration of this Amendment and any other documents to be delivered hereunder including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Investors with respect thereto and with respect to advising the Agent and the Investors as to the rights and remedies of each under this Amendment, and all reasonable costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Amendment and any other documents to be delivered hereunder.

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

FERRO CORPORATION By:

Name:
Title:

FERRO ELECTRONIC MATERIALS, INC. By:

Name:
Title:

FERRO FINANCE CORPORATION By:

Name:
Title:

CAFCO, LLC By: Citicorp North America, Inc., as Attorney-in-Fact By:

Name: Junette M. Earl Title: Vice President

CITICORP NORTH AMERICA, INC., as Agent By:

Name: Junette M. Earl Title: Vice President

CITIBANK, N.A., as a Bank By:

Name: Junette M. Earl Title: Vice President